UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2020

LendingTree, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-34063	26-2414818
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11115 Rushmore Drive Charlotte NC	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 541-5351

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities	registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	TREE	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers.

On November 30, 2020, LendingTree, Inc. entered into a new employment agreement with Douglas R. Lebda, our Chairman and Chief Executive Officer, securing Mr. Lebda’s continued employment in that position through December 31, 2023 (the “Employment Agreement”). Effective December 1, 2020, the Employment Agreement superseded and replaced Mr. Lebda’s employment agreement that was dated as of September 20, 2017 and which would have expired on January 9, 2021 (the “Prior Employment Agreement”).

Under the Employment Agreement, Mr. Lebda will have the same base salary and target annual cash bonus opportunity as under the Prior Employment Agreement. In connection with entering into the Employment Agreement, Mr. Lebda received a grant of performance-based stock options (the “Performance-Based Options”) and a grant of time-based stock options (the “Time-Based Options” and together with the Performance-Based Options, the “Options”) on December 3, 2020 (the “Grant Date”) under our Sixth Amended and Restated 2008 Stock and

Annual Incentive Plan. The Options, to the extent they have been earned for performance, if applicable, require Mr. Lebda’s continued employment or service to us until December 31, 2026 in order to fully vest. The Options are intended to be Mr. Lebda’s only equity award compensation for the term of the Employment Agreement. As a result, Mr. Lebda will not receive any other equity awards in 2021, 2022 or 2023.

The Performance-Based Options have a grant-date fair value of $30,000,000 at a premium exercise price of $300 (the “Base Price”). The stock price premium was 25% based on the actual closing share price of $239.47 on the date of grant. The Performance-Based Options will be earned upon achievement of stock price hurdles described below with linear interpolation between each point, measured using our volume weighted average closing price (“VWAP”) for the final 30 trading days in each fiscal quarter commencing with the first fiscal quarter of 2021 through the first fiscal quarter of 2025.

	Stock price growth		Number of Performance-Based Options that are earned (as % of Target)	Equivalent 4.25-year CAGR
	% increase from $300 Base Price	Hurdle
Threshold	44%	$432.70	33%	+9.0%
Target	88%	$563.73	100%	+16.0%
Maximum	132% (or greater)	$696.04	167%	+21.9%

The closing share price on the date of grant was $239.47, so the Base Price used as both the exercise price and for determining the 4.25-year stock price hurdles to earn Performance-Based Options were set at a 25% premium to the actual share price. As a result, the actual performance starting from the grant date required to earn the 25% premium exercise price Performance-Based Options during the approximately 4.25-year performance period is as follows:

	Stock price growth		Number of Performance-Based Options that are earned (as % of Target)	Equivalent 4.25-year CAGR
	% increase from $239.47 Closing Share Price on the Grant Date	Hurdle
Threshold	81%	$432.70	33%	+14.9%
Target	135%	$563.73	100%	+22.3%
Maximum	191% (or greater)	$696.04	167%	+28.5%

All Performance-Based Options earned for stock price growth remain subject to time-vesting in three equal installments based on Mr. Lebda’s continued employment or service to us through December 31 of each of 2024, 2025 and 2026, except that any Performance-Based Options earned for stock price growth for the first fiscal quarter of 2025 will time-vest in three equal installments based on Mr. Lebda’s continued employment or service to us upon our certification of the achievement of the applicable performance hurdle and on December 31 of each of 2025 and 2026.

The Time-Based Options have a grant-date fair value of $12,900,000 at a 25% premium exercise price equal to the Base Price, and will vest in six equal installments based on Mr. Lebda’s continued employment or service to us through December 31 of each of 2021, 2022, 2023, 2024, 2025 and 2026.

Except to satisfy applicable tax withholding obligations, no shares acquired by Mr. Lebda through his exercise of vested Options may be sold, transferred or otherwise disposed by Mr. Lebda until the earliest of the two-year anniversary of his exercise, his qualifying termination under the Employment Agreement and a change of control of LendingTree, Inc.

Mr. Lebda’s employment may be terminated by him or by us at any time. If Mr. Lebda’s employment is terminated by us without cause or Mr. Lebda resigns for good reason, then Mr. Lebda will receive severance benefits to which he was entitled under the Prior Employment Agreement. In addition, with respect to the Performance-Based Options, he will vest in the portion of the Performance-Based Options that were earned for performance through the termination date and incremental accelerated vesting for the remaining portion of the Performance-Based Options based on the extent to which our VWAP has increased over the Base Price for the final 30 trading days prior to Mr. Lebda’s termination. With respect to the Time-Based Options, he will receive two years of accelerated and additional vesting, consistent with the Prior Employment Agreement. Any equity awards held by Mr. Lebda other than the Performance-Based Options and the Time-Based Options will continue to be treated in the same manner as such equity awards would have been treated under the Prior Employment Agreement.

Mr. Lebda has also agreed that during the term of his employment and for two years following the termination of his employment for any reason, he will not compete with our business and that he will not solicit our employees.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is expected to be filed as an exhibit to our Annual Report on Form 10-K for the year ending December 31, 2020.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LendingTree, Inc.

Dated: December 4, 2020	By:	/s/ J.D. Moriarty
J.D. Moriarty Chief Financial Officer